Exhibit 10.11



          Description of Compensation Arrangement with Bernard W.
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                 Reznicek July 1, 1994 - June 30, 1995
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By vote taken June 23, 1994, the Board voted to pay Mr. Reznicek $100,000 for his service as Vice Chairman of the Board of Directors for the period July 1, 1994 through June 30, 1995.